UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 4.02 (a).      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 18, 2019, the Audit Committee of the Board of Directors of Aura Systems, Inc. (the “Company”), after consultation with management and discussions with KSP Group, Inc., the Company’s independent registered public accounting firm for the fiscal year ended February 28, 2019, concluded that the Company’s previously issued financial statements for the year ended February 28, 2019, as previously reported in Amendment No. 1 to Annual Report Amendment filed on Form-10K/A on June 13, 2019, should be restated and should no longer be relied upon.

In March 2019, various stockholders of the Company controlling a combined total of more than 27.5 million shares delivered a signed written consent to the Company removing Ronald Buschur, William Anderson and Si Ryong Yu as members of the Company’s Board and electing Cipora Lavut, Robert Lempert and David Mann as directors of the Company. These written consents represented a majority of the outstanding shares of the Company’s common stock at the time. Aura, however, refused to recognize the legal effectiveness of the consents and in April 2019 stockholders filed suit in the Court of Chancery of the State of Delaware pursuant to Section 225 of the Delaware General Corporations Law seeking an order confirming the validity of the consents. On July 8, 2019 the Court of Chancery entered final judgment in favor of the stockholder plaintiffs, confirming that (a) Ronald Buschur, Si Ryong Yu and William Anderson had been validly removed by the holders of a majority of the Company’s outstanding stock acting by written consent (b) Ms. Lavut, Mr. Mann and Mr. Lempert had been validly elected by the holders of a majority of the Company’s outstanding stock acting by written consent, and (c) the Company’s Board of Directors validly consists of Cipora Lavut, David Mann, Robert Lempert, Gary Douglas and Salvador Diaz-Versón, Jr.

The Company’s filing of its Annual Report on Form 10-K for the fiscal year ended February 28, 2019 occurred on June 13, 2019, prior to the Court of Chancery’s order confirming the removal of Mssrs. Buschur, Yu and Anderson as directors of the Company and prior to the termination of Melvin Gagerman as the Company’s Chief Executive Officer and Chief Financial Officer. Subsequent to the filing of the initial Annual Report on Form 10-K to the fiscal year ended February 28, 2019 and Amendment No. 1 thereto, the Company’s new management, in consultation with the Audit Committee of our Board of Directors, concluded that there was a material weakness in internal control that existed as of February 28, 2019 and continued through June 2019, which resulted in certain mischaracterizations in the descriptions of various events, the omission of certain disclosures relating to certain named executive officers, the overstatement of certain losses sustained by the Company and certain inaccuracies in the reported number of the Company’s outstanding shares. The Company has developed a plan to remediate this material weakness, which will be discussed in its restated financial statements.

Although some of these changes are non-cash items and do not change the Company’s reported operating revenues or reported operating costs and expenses, the Company determined that the necessary changes have a material impact on the as filed financial statements for the year ending February 28, 2019, and as a result, the restatement of this period is required. The Company has also concluded that the financial impact of the changes are not material to any of the Company’s previously issued financial statements and that the correction of such information is not material to either the three or six months ended November 30, 2019, or to the expected financial results for the year ended February 29, 2020.

The Company anticipates filing the restated financial statements for the year ended February 28, 2019 on or before October 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2019	By:	/s/ Cipora Lavut
Cipora Lavut
President